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                                                                   EXHIBIT 24.1


                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Carl Karcher Enterprises, Inc.


We consent to incorporation by reference in the Registration Statement
(No. 33-    ) on Form S-8 of Carl Karcher Enterprises, Inc. of our reports dated April 15, 1993, except for Note 2 to the financial statements, which is as of May 3, 1993, relating to the balance sheets of Carl Karcher Enterprises, Inc. as of January 25, 1993 and January 27, 1992 and the related statements of operations, shareholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended January 25, 1993, which reports appear in the January 25, 1993 Annual Report on Form 10-K of Carl Karcher Enterprises, Inc. Our report refers to a change in the method of accounting for income taxes.



                                                KPMG PEAT MARWICK


Orange County, California
April 11, 1994